UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

                           October 10, 2025 (October 7, 2025)

Date of Report (Date of earliest event reported)

International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

                   New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
Rights to Purchase Common Stock	N/A	New York Stock Exchange

Section 1	Registrant’s Business and Operations.

Item 1.01	Entry Into a Material Definitive Agreement.

On October 7, 2025, International Seaways, Inc. (the “Company”) and certain of its subsidiaries, including International Seaways Operating Corporation (the “Borrower”), entered into an amendment (each, an “Amendment” and collectively, the “Amendments”) to each of (1) that certain credit agreement dated as of May 22, 2022 (as amended by the First Amendment to the Credit Agreement, dated as of March 10, 2023, the Second Amendment to the Credit Agreement, dated as of April 26, 2024, and as further amended and/or restated, the “$500 Million RCF”) among the Company, International Seaways Operating Corporation (the “Borrower”), the subsidiary guarantors thereunder, Nordea Bank Abp, New York Branch (as administrative agent, collateral agent, security trustee and a lender) and the other lenders thereunder and (2) that certain $160 million revolving credit agreement dated as of September 27, 2023 (the “$160 Million RCF” and together with the $500 Million RCF, the “Credit Facilities”) among the Company, the Borrower, the subsidiary guarantors thereunder, Nordea Bank Abp, New York Branch (as administrative agent, collateral agent, security trustee and a lender) and the other lenders thereunder.

Pursuant to the Amendments, the Borrower and certain of subsidiary guarantors originally formed in the Republic of the Marshall Islands or the Republic of Liberia, as applicable, under each of the Credit Facilities will be permitted to redomicile to Bermuda. The contemplated redomiciliations are expected to take place during the fourth quarter of 2025. There were no other material changes to the terms of the Credit Facilities.

Section 8	Other Events

Item 8.01	Other Events.

As disclosed in Item 1.01 above, on October 7, 2025, the Company, the Borrower and the subsidiary guarantors under the Credit Facilities entered into Amendments to the Credit Facilities permitting the redomiciliation of the Borrower and the subsidiary guarantors to Bermuda. The Company’s intention is to change the domicile of its vessel-owning entities and various intermediate holding companies under International Seaways, Inc. from the Marshall Islands and Liberia to Bermuda. The Company expects the redomiciliation process to be completed by the end of the fourth quarter of 2025. The Company is undertaking these changes to maximize future strategic flexibility while maintaining operational and tax efficiency. The Company itself is remaining organized under the laws of the Republic of the Marshall Islands. The Company estimates incurring expenses of between three and five million dollars in aggregate in legal and administrative costs in connection with this initiative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: October 10, 2025	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel